Exhibit 2.1 Stock purchase agreement

STOCK PURCHASE AGREEMENT

BY AND AMONG

ICEWEB VIRGINIA, INC.,

ICEWEB, INC.

AND

ABC NETWORKS, INC.

DATED AS OF

THE 30th DAY OF MARCH, 2009

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into as of the 30th day of March, 2009 (the “Agreement Date”) by and among ICEWEB VIRGINIA, INC., a Virginia corporation (the “Company”), ICEWEB, INC., a Delaware corporation (“Seller”) and ABC NETWORKS, INC., a Virginia corporation (“Investor”).

RECITALS:

WHEREAS, the Company is a wholly owned subsidiary of Seller;

WHEREAS, the Investor wishes to purchase from Seller and Seller wishes to sell to Investor all of the issued and outstanding common stock of the Company, upon the terms and subject to the conditions of this Agreement;

WHEREAS, the parties intend to memorialize the sale of said common stock owned by Seller and the purchase of all of said common stock by Investor.

NOW, THEREFORE, in consideration of the Recitals, the mutual covenants and conditions contained herein, and for other good and valuable consideration, the receipt and adequacy of which are hereby conclusively acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I

INCORPORATION BY REFERENCE, SUPERSEDER, AND DEFINITIONS

1.1       Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto, otherwise provided to Investor, and referred to herein, are hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

1.2       Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instrument or understanding to the fullest extent permitted by law. A copy of this Agreement shall be filed at the Company’s principal office.

1.3       Certain Definitions. For purposes of this Agreement, the following capitalized terms shall have the following meanings (all capitalized terms used in this Agreement that are not defined in this Article I shall have the meanings set forth elsewhere in this Agreement):

1.3.1	“1933 Act” means the Securities Act of 1933, as amended.

1.3.2	“1934 Act” means the Securities Exchange Act of 1934, as amended.

1.3.3     “Affiliate” means a Person or Persons directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the Person(s) in question. The term “control,” as used in the immediately preceding sentence, means, with respect to a Person that is a corporation, the right to the exercise, directly or indirectly, of more than 50 percent of the voting rights attributable to the shares of such controlled corporation and, with respect to a Person that is not a corporation, the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such controlled Person.

1.3.4     “Articles” means the Articles of Incorporation and Articles of Amendment of the Company, as the same may be further amended from time to time.

1.3.5	“Closing” shall mean the Closing of the transactions contemplated by this

Agreement on the Closing Date.

1.3.6	“Closing Date” means not more than five (5) business days following the

Agreement Date.

1.3.7	“Common Stock” means shares of common stock of the Company, par value

$0.10 per share.

1.3.8     “Material Adverse Effect” shall mean any adverse effect on the business,operations, properties or financial condition of the Company or the Investor, as the case may be, that is material and adverse to the Company or to the Investor, as the case may be, taken as a whole and/or any condition, circumstance, or situation that would prohibit or otherwise materially interfere with the ability of the Company or the Investor, as the case may be, to perform any of their respective material obligations under this Agreement or to perform their respective obligations under any other material agreement.

1.3.9	“Person” means an individual, partnership, firm, limited liability company,

trust, joint venture, association, corporation, or any other legal entity.

1.3.10	“Purchase Price Payable to the Seller” is defined in Section 7.1 below.

1.3.11	“SEC” means the Securities and Exchange Commission.

1.3.12   “Transaction Documents” shall mean this Agreement, all Schedules and Exhibits attached hereto, the certificate(s) for the Common Stock to be titled in the name of Investor, and all other documents and instruments to be executed and delivered by the parties in order to consummate the transactions contemplated hereby, including, but not limited to the documents listed in Sections 3.2 and 3.3 hereof.

1.3.13   “NASD” shall mean the National Association of Securities Dealers.

ARTICLE II

PURCHASE OF ICEWEB VIRGINIA, INC. COMMON STOCK

2.1       Sale of Common Stock Owned by Seller. Upon the terms and subject to the conditions set forth herein, and in accordance with applicable law, Seller agree to sell to the Investor, and the Investor agrees to purchase from Seller, on the Closing Date, One Thousand (1,000) shares of Common Stock (the “Shares”) for the Purchase Price Payable to Seller. Seller shall cause the Shares to be transferred to the Investor at Closing.

2.2	Purchase Price. The Purchase Price Payable to Seller is set forth in Section 7.1 below.

2.3       Consideration from Seller to Investor. Seller will issue ONE MILLION 1,000,000 shares of Seller’s common stock (“Seller Stock”) to Investor on the Closing Date. Seller will further indemnify Investor and the Company as set forth in Section 8.1 below

ARTICLE III

CLOSING DATE AND DELIVERIES AT AND AFTER CLOSING

3.1       Closing Date. The closing of the transactions contemplated by this Agreement (the “Closing”), unless expressly determined herein, shall be held at the offices of the Company, at 5:00 P.M. local time, on the Closing Date or on such other date and at such other place as may be mutually agreed by the parties, including closing by facsimile with originals to follow.

3.2       Deliveries by Seller. In addition to and without limiting any other provision of this Agreement, Seller agree to deliver, or cause to be delivered, to the Investor, the following:

(a)	On the Agreement Date, an executed Agreement with all exhibits and schedules attached hereto;

(b)	At or prior to Closing, a certificate evidencing ownership of the Shares;

(c)	A certificate for 1,000,000 shares of Seller Stock titled in Investor’s name; and

(d)	Such other documents or certificates as shall be reasonably requested by Investor.

3.3       Deliveries by Investor. In addition to and without limiting any other provision of this Agreement, the Investor agrees to deliver, or cause to be delivered, to Seller, the following:

(a)	After Closing, the good faith efforts as set forth in Section 7.1 below;

(b)	On the Agreement Date, the executed Agreement with all Exhibits and schedules attached hereto; and

(c)	Such other documents or certificates as shall be reasonably requested by the Company or its counsel.

In the event any document provided to the other parties in Paragraphs 3.2, 3.3, or 3.4 herein are provided by facsimile, the party shall forward an original document to the other party within seven (7) business days.

3.4       Further Assurances. Seller and Investor shall, upon request, on or after the Closing Date, cooperate with each other by furnishing any additional information, executing and delivering any additional documents and/or other instruments, and doing any and all such things as may be reasonably required by the parties or their counsel to consummate or otherwise implement the transactions contemplated by this Agreement.

3.5       Waiver. Investor may waive any of the requirements of Sections 3.2 of this Agreement, and Seller may waive any of the provisions of Section 3.3 of this Agreement.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Investor as of the date hereof and as of Closing (which warranties and representations shall survive the Closing regardless of what examinations, inspections, audits and other investigations the Investor has heretofore made or may hereinafter make with respect to such warranties and representations) as follows:

4.1       Organization and Qualification. ICEWEB VIRGINIA, INC. is a corporation duly organized and in good standing under the laws of the Commonwealth of Virginia.

4.2       Articles of Incorporation and By-Laws. The complete and correct copies of the Company’s Articles and By-laws, as amended to date, are attached as Schedule 4.2.

4.3       Capitalization.

4.3.1     The authorized capital stock of the Company consists of 5,000 shares of Common Stock ($0.10 par value), of which 1,000 shares of Common Stock are issued and outstanding. All shares of capital stock are duly authorized and said 1,000 shares of Common Stock issued and outstanding were validly issued, fully paid and not assessable, and free of preemptive rights.

4.3.2     As of the Agreement Date there are, and as of the Closing Date, there will be no outstanding options, warrants, rights to subscribe for, calls, shared appreciation rights, phantom stock, or commitments of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, shares of any class of capital stock of the Company, or agreements, understandings or arrangements to which the Company is a party, or by which the Company is or may be bound, to issue additional shares of its capital stock or options, warrants, scrip or rights to subscribe for, calls or commitment of any character whatsoever relating to, or securities or rights convertible into or exchangeable for, any shares of any class of its capital stock. The Company will not issue any stock, options, warrants, shared appreciation rights, phantom stock, or other rights to Company stock prior to the Closing Date.

4.4       Authority Relative to this Agreement; Consents and Approvals.

4.4.1     The Company has the corporate power to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by its Board of Directors, and no other corporate proceedings on the part of the Company are necessary to approve this Agreement or the transactions contemplated hereby.

4.4.2     No filing with, and no permit, authorization, consent, or approval of, any public body or authority is necessary for the consummation by the Company of the transactions contemplated by this Agreement. Neither the execution and delivery of this Agreement by the Company, nor the consummation by it of the transactions contemplated hereby, nor compliance by the Company with any of the provisions hereof, shall (a) result in any breach of the Articles or Certificate of Incorporation, or Bylaws of the Company, (b) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any type of termination, cancellation, or acceleration) under, any of the terms, conditions, or provisions of any note, bond, mortgage, indenture, license, contract, agreement, or other instrument or obligation to which the Company is a party, or by which it or any of its properties or assets may be bound or (c) violate any order, writ, injunction, decree, statute, rule, or regulation applicable to the Company, or any of its properties or assets, except in the case of clauses (b) and (c) for violations, breaches and defaults, that would not have a Material Adverse Effect on the Company.

4.5       Financial Statements and Related Securities Matters. The audited financial statements of the Seller are listed in its SEC filings. The Company’s financial statements are consolidated with the Seller’s financial statements. The Company has not, in connection with the sale or purchase of Common Stock or Preferred Stock, directly or indirectly, by the use of any means or instrumentality of interstate commerce, or of the mails, or of any facility of any national securities exchange, or otherwise, (x) employed any device, scheme, or artifice to defraud; (y) made any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made, in the light of the circumstances under which they were made, not misleading; or (z) engaged in any act, practice, or course of business which operates or would operate as a fraud or deceit upon any person, in connection with the purchase or sale of any security. There have been no investigations of the Company by the SEC or any state Blue Sky Commission and the Company knows of no reason any such investigation should be commenced.

4.6       Absence of Certain Changes or Events; Undisclosed Liabilities.

4.6.1     Since the most recent financial statements of Seller, the Company has not (a) taken any actions not in the ordinary course of business; (b) incurred any liability material to the Company other than those listed on the liabilities schedule provided to Investor;

4.6.2.    The Company is not aware of any liability (and the Company is not aware of any basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rising to any liability which individually or is in the aggregate are reasonably likely to have a Material Adverse Effect on the Company) except for (a) liabilities set forth on the liabilities schedule provided to Investor, and matters revealed in the litigation schedule provided to Investor.

4.7       Litigation. As of the date of this Agreement, pending litigation against the Company has been disclosed to Investor in a litigation schedule.

4.8       Subsidiaries. The Company has no subsidiaries.

4.9       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represent and warrant to the Investor as of the date hereof and as of Closing as follows:

5.1       Authority. Seller has all requisite power and authority to execute and deliver this Agreement, the Common Stock, and the Seller Stock, and to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by its Board of Directors and no other proceedings on Seller’s part are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by Seller and constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms.

5.2       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Seller of the transactions contemplated hereby or relating hereto do not and will not (i) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which Seller is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to Seller, or the properties of either (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on Seller). Seller is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for Seller to execute, deliver or perform any of its obligations under this Agreement, to sell the Shares to Investor, or to issue the Seller Stock to Investor in accordance with the terms hereof.

5.3       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Seller.

5.4       Full Disclosure. No representation or warranty made by Seller in this Agreement and no certificate or document furnished or to be furnished to the Investor pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Seller does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company (other than this Agreement).

5.5       Seller Stock Not Registered. The Seller represents that (1) the Seller Stock has not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Investor shall have delivered to the Seller an opinion of counsel, reasonably satisfactory in form, scope and substance to the Seller, to the effect that the Seller Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Seller Stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the , or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

5.6       Shares Not Registered. The Investor acknowledges that the Shares are not registered, and that the Company is and has since its formation been a closely held corporation, owned since its formation by Seller. There is no market for the Company’s Common Stock.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE INVESTOR

The Investor represents and warrants to Seller that:

6.1       Organization and Standing of the Investor. The Investor is a corporation duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia. The state in which any offer to purchase shares hereunder was made or accepted by such Investor is the state shown as such Investor’s address.

6.2       Authorization and Power. The Investor has the requisite power and authority to enter into and perform this Agreement and to purchase the Shares. The execution, delivery and performance of this Agreement by the Investor and the consummation by the Investor of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement has been duly executed and delivered by the Investor and at the Closing shall constitute valid and binding obligations of the Investor enforceable against the Investor in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation, conservatorship, receivership or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies, or by other equitable principles of general application.

6.3       No Conflicts. The execution, delivery and performance of this Agreement and the consummation by the Investor of the transactions contemplated hereby or relating hereto do not and will not (i) result in a violation of such Investor’s organizational documents, or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of any agreement, indenture or instrument to which the Investor is a party, or result in a violation of any law, rule, or regulation, or any order, judgment or decree of any court or governmental agency applicable to the Investor or its properties (except for such conflicts, defaults and violations as would not, individually or in the aggregate, have a Material Adverse Effect on such Investor). The Investor is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency in order for it to execute, deliver or perform any of such Investor’s obligations under this Agreement or to purchase the Shares from Seller in accordance with the terms hereof.

6.4       Financial Risks. The Investor acknowledges that it is able to bear the financial risks associated with an investment in the securities being purchased by the Investor from Seller and that, subject to further investigations of the Company after Closing, it will have been given full access to such records of the Company and to the officers of the Company as it has deemed necessary or appropriate to conduct its due diligence investigation. The Investor is capable of evaluating the risks and merits of an investment in the securities being purchased by the Investor from Seller by virtue of its experience, and the experience of its officers and directors, as an investor and its knowledge, experience, and sophistication in financial and business matters, and its officers’ and directors’ knowledge, experience, and sophistication in financial and business matters, and the Investor is capable of bearing the entire loss of its investment in the securities being purchased by the Investor from Seller.

6.5       Accredited Investor. The Investor is (i) an “accredited investor” as that term is defined in Rule 501 of Regulation D promulgated under the 1933 Act by reason of Rule 501(a)(3) and (6), (ii) experienced in making investments of the kind described in this Agreement and the related documents, (iii) able, by reason of the business and financial experience of its officers (if an entity) and professional advisors (who are not affiliated with or compensated in any way by the Company or any of its affiliates or selling agents), to protect its own interests in connection with the transactions described in this Agreement, and the related documents, and (iv) able to afford the entire loss of its investment in the securities being purchased by the Investor from the Seller.

6.6       Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or Commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Investor.

6.7       Knowledge of Company. The Investor and such Investor’s advisors, if any, have been, upon request, furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the securities being purchased by the Investor from the Company. The Investor and such Investor’s advisors, if any, have been afforded the opportunity to ask questions of the Company and have received complete and satisfactory answers to any such inquiries.

6.8       Risk Factors. The Investor understands that such Investor’s investment in the securities being purchased by the Investor from Seller involves a high degree of risk. The Investor understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the securities being purchased by the Investor from the Seller. The Investor warrants that such Investor is able to bear the complete loss of such Investor’s investment in the securities being purchased by the Investor from Seller.

6.9       Full Disclosure. No representation or warranty made by the Investor in this Agreement and no certificate or document furnished or to be furnished to the Company pursuant to this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading. Except as set forth or referred to in this Agreement, Investor does not have any agreement or understanding with any person relating to acquiring, holding, voting or disposing of any equity securities of the Company.

ARTICLE VII

COVENANTS OF THE INVESTOR

7.1       Good Faith and Best Efforts. Investor understands that the Company is experiencing financial difficulties. In order to induce Seller to sell the Shares to Investor, Seller is expressly relying on Investor’s commitment, with the utmost good faith, to use its best efforts to cause the Company to attempt to discharge Company liabilities (“Company Liabilities”), through sales from the Company’s GSA Schedule. Investor will cause directors to be elected, who will in turn elect officers, committed in good faith to use their best efforts to attempt to discharge Company Liabilities. Investor is not assuming Company Liabilities. Investor represents that neither its directors nor its officers is in a position to assume Company Liabilities. The good faith and best efforts as set forth in this Section 7.1 constitute the Purchase Price Payable by to the Seller.

7.2       Compliance with Law. The Investor’s trading activities with respect to shares of the Seller Stock will be in compliance with all applicable state and federal securities laws, rules and regulations and rules and regulations of any public market on which the Seller Stock is listed.

7.3       Transfer Restrictions. The Investor acknowledges that (1) the Seller Stock has not been registered, and may not subsequently be transferred unless (A) subsequently registered or (B) the Investor shall have delivered to the Seller an opinion of counsel, reasonably satisfactory in form, scope and substance to the Seller, to the effect that the Seller Stock to be sold or transferred may be sold or transferred pursuant to an exemption from such registration; and (2) any sale of the Seller Stock made in reliance on Rule 144 promulgated under the 1933 Act may be made only in accordance with the terms of said Rule and further, if said Rule is not applicable, any resale of such securities under circumstances in which the , or the person through whom the sale is made, may be deemed to be an underwriter, as that term is used in the 1933 Act, may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder.

7.4       Restrictive Legend on Seller Stock. The Investor acknowledges and agrees that, until such time as the Seller Stock has been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, certificates and other instruments representing any of the shares of Seller Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

7.5       Restrictive Legend on Shares. The Investor acknowledges that the Shares have since issuance been closely held and that there is no market whatsoever for the Shares. Investor acknowledges and agrees that, until such time as the Shares have been registered and sold in accordance with an effective Registration Statement, or exemption therefrom, certificates and other instruments representing any of the Shares of Company Common Stock shall bear a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of any such securities):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS AND NEITHER SUCH SHARES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, PLEDGED, ASSIGNED OR OTHERWISE TRANSFERRED UNLESS (1) A REGISTRATION STATEMENT WITH RESPECT THERETO IS EFFECTIVE UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS, OR (2) IN ACCORDANCE WITH THE PROVISIONS OF REGULATIONS, OR (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT.”

ARTICLE VIII

COVENANTS OF THE SELLER

8.1       Limited Seller Indemnification of Investor and Company. In order to induce Investor to purchase the Shares, Seller agrees to indemnify the Investor and the Company in an amount not to exceed US ONE HUNDRED THOUSAND AND 00/100 DOLLARS (US $100,000.00), from and after Closing. This indemnification is expressly limited to $100,000 in the aggregate, for all claims against Investor and for all claims against the Company. This indemnification is intended to defend claims brought by third parties against the Company and/or against Investor. No third party may rely in any way upon this indemnification or seek payment from this indemnification.

ARTICLE IX

CONDITIONS PRECEDENT TO SELLER’S OBLIGATIONS

The obligation of Seller to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date, of the following conditions:

9.1       No Termination. This Agreement shall not have been terminated pursuant to Article XI hereof.

9.2       Representations True and Correct. The representations and warranties of the Investor contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

9.3       Compliance with Covenants. The Investor shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied with by it prior to or at the Closing Date.

9.4       No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions contemplated hereby.

ARTICLE X

CONDITIONS PRECEDENT TO INVESTOR’S OBLIGATIONS

The obligation of the Investor to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to Closing Date unless specified otherwise, of the following conditions:

10.1      No Termination. This Agreement shall not have been terminated pursuant to Article X hereof.

10.2      Representations True and Correct. The representations and warranties of the Company and Seller contained in this Agreement and in schedules provided to Investor shall be true and correct in all material respects on and as of the Closing Date with the same force and effect as if made on and as of the Closing Date.

10.3      Compliance with Covenants. The Company, Seller shall have performed and complied in all material respects with all covenants, agreements, and conditions required by this Agreement to be performed or complied by them prior to or at the Closing Date.

10.4      No Adverse Proceedings. On the Closing Date, no action or proceeding shall be pending by any public authority or individual or entity before any court or administrative body to restrain, enjoin, or otherwise prevent the consummation of this Agreement or the transactions contemplated hereby or to recover any damages or obtain other relief as a result of the transactions contemplated hereby. None of the pending litigation disclosed in the litigation schedule is such an adverse proceeding.

ARTICLE XI

TERMINATION, AMENDMENT AND WAIVER

11.1      Termination. This Agreement may be terminated at any time prior to the Closing Date:

11.1.1   by mutual written consent of the Investor, Company, and Seller.

11.1.2   (i) by Seller upon a material breach of any representation, warranty, covenant or agreement on the part of the Investor as set forth in this Agreement, such that any of the conditions set forth in Article IX or Article X hereof would not be satisfied ; or (ii) by the Investor upon a material breach of any representation, warranty, covenant or agreement on the part of the Company, or Seller, as set forth in this Agreement, such that any of the conditions set forth in Article IX or Article X hereof would not be satisfied; or (iii) by Seller, if any representation or warranty of the Investor shall have become untrue such that any of the conditions set forth in Article IX or Article X hereof would not be satisfied..

11.2      Effect of Termination. Except as otherwise provided herein, in the event of the termination of this Agreement pursuant to Section 11.1 hereof, there shall be no liability on the part of Seller or the Investor or any of their respective officers, directors, agents or other representatives and all rights and obligations of any party hereto shall cease.

11.3      Amendment. This Agreement may be amended by the parties hereto any time prior to the Closing Date by an instrument in writing signed by the parties hereto.

11.4      Waiver. At any time prior to the Closing Date, Seller or Investor, as appropriate, may: (a) extend the time for the performance of any of the obligations or other acts of other party or; (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto which have been made to it or them; or (c) waive compliance with any of the agreements or conditions contained herein for its or their benefit. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the party or parties to be bound hereby.

ARTICLE XII

GENERAL PROVISIONS

12.1      Transaction Costs. Except as otherwise provided herein, each of the parties shall pay all of his or its costs and expenses (including attorney fees and other legal costs and expenses and accountants’ fees and other accounting costs and expenses) incurred by that party in connection with this Agreement.

12.2      Indemnification. The Investor agrees to indemnify, defend and hold Seller and the Company’s officers and directors harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that they shall incur or suffer, which arise out of or result from any breach of this Agreement by such Investor or failure by such Investor to perform with respect to any of its representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. Seller agrees to indemnify, defend and hold the Investor harmless against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities or damages, including interest, penalties and reasonable attorney’s fees, that it shall incur or suffer, which arise out of or result from any breach of this Agreement by Seller, or failure by Seller to perform with respect to any of their representations, warranties or covenants contained in this Agreement or in any exhibit or other instrument furnished or to be furnished under this Agreement. The indemnification by Seller hereunder is included in the $100,000 indemnification cap per Section 8.1 above.

12.3      Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

12.4      Entire Agreement. This Agreement (together with the Schedule, Exhibits, and documents referred to herein); supersede all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof.

12.5      Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given (i) on the date they are delivered if delivered in person; (ii) on the date initially received if delivered by facsimile transmission followed by registered or certified mail confirmation; (iii) on the date delivered by an overnight courier service; or (iv) on the third business day after it is mailed by registered or certified mail, return receipt requested with postage and other fees prepaid as follows:

If to Seller:

John R. Signorello, CEO

Iceweb, Inc.

P.O. Box 617

Dulles, Virginia 20166

If to the Investor:

ABC NETWORKS, INC.

c/o Manish Chadha, President

12.6      Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any such term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

12.7      Binding Effect. All the terms and provisions of this Agreement whether so expressed or not, shall be binding upon, inure to the benefit of, and be enforceable by the parties and their respective administrators, executors, legal representatives, heirs, successors and assignees.

12.8      Preparation of Agreement. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation. The parties acknowledge each contributed and is equally responsible for its preparation.

12.9      Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Virginia, without giving effect to applicable principles of conflicts of law, as to matters of substantive contract law, procedural matters relating to contract enforcement, and corporate law relating to the Company or Investor. As to matters of corporate law relating to the Seller, Delaware corporation law shall apply.

12.10    Jurisdiction. If any action is brought among the parties with respect to this Agreement or otherwise, by way of a claim or counterclaim, the parties agree that in any such action, and on all issues, the parties irrevocably waive their right to a trial by jury. Exclusive jurisdiction and venue for any such action shall be in either the General District Court or the Circuit Court of Loudoun County, Virginia, or the United States District Court for the Eastern District of Virginia, Alexandria Division. In the event suit or action is brought by any party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the prevailing party shall be entitled to reasonable attorneys fees to be fixed by the arbitrator, trial court, and/or appellate court.

12.11    Further Assurances. Cooperation. Each party shall, upon reasonable request by the other party, execute and deliver any additional documents necessary or desirable to complete the transactions herein pursuant to and in the manner contemplated by this Agreement. The parties hereto agree to cooperate and use their respective best efforts to consummate the transactions contemplated by this Agreement.

12.12    Survival. The representations, warranties, covenants and agreements made herein shall survive the Closing of the transaction contemplated hereby for a period of six (6) months after Closing, at which time all of said representations, warranties, covenants and agreements will be merged into the respective Closing documents.

12.13    Third Parties. Except as disclosed in this Agreement, nothing in this Agreement, whether express or implied, is intended to confer any rights or remedies under or by reason of this Agreement on any persons other than the parties hereto and their respective administrators, executors, legal representatives, heirs, successors and assignees. Nothing in this Agreement is intended to relieve or discharge the obligation or liability of any third persons to any party to this Agreement, nor shall any provision give any third persons any right of subrogation or action over or against any party to this Agreement.

12.14    Failure or Indulgence Not Waiver: Remedies Cumulative. No failure or delay on the part of any party hereto in the exercise of any right hereunder shall impair such right or be construed to be a waiver of, or acquiescence in, any breach of any representation, warranty, covenant or agreement herein, nor shall nay single or partial exercise of any such right preclude other or further exercise thereof or of any other right. All rights and remedies existing under this Agreement are cumulative to, and not exclusive of, any rights or remedies otherwise available.

12.15    Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. A facsimile transmission of this signed Agreement shall be legal and binding on all parties hereto.

12.17    Representation by Counsel. Each of the parties hereto was represented by independent counsel, to the extent each of said parties deemed said representation appropriate. Each party covenants that he or it is experienced in business matters.

(SIGNATURES FOLLOW ON PAGE 14)

IN WITNESS WHEREOF, the Investor, the Company, and Seller have as of the date first written above executed this Agreement.

COMPANY:

ICEWEB VIRGINIA, INC.,

a Virginia corporation

By:	/s/ John R. Signorello
John R. Signorello, CEO

SELLER:

ICEWEB, INC.,

a Delaware corporation

By:	/s/ John R. Signorello
John R. Signorello, CEO

INVESTOR:

ABC NETWORKS, INC.

a Virginia corporation

By:	/s/ Manish Chadha
Manish Chadha, President